Exhibit 5.2

October 23, 2017

Aflac Incorporated

1932 Wynnton Road

Columbus, Georgia 31999

RE:	Aflac Incorporated 2.108% Subordinated Debentures due 2047

Ladies and Gentlemen:

We have acted as special counsel to Aflac Incorporated, a Georgia corporation (the “Company”), in connection with the public offering of ¥60,000,000,000 aggregate principal amount of the Company’s 2.108% Subordinated Debentures due 2047 (the “Debentures”) to be issued under the Subordinated Indenture, dated as of September 26, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, dated as of October 23, 2017 (together with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-203839) of the Company relating to senior and subordinated debt securities of the Company filed on May 4, 2015, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for

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October 23, 2017

delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) the prospectus, dated May 4, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii) the preliminary prospectus supplement, dated October 6, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Debentures, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv) the prospectus supplement, dated October 17, 2017, (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Debentures, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v) an executed copy of the Underwriting Agreement, dated October 17, 2017 (the “Underwriting Agreement”), among the several Underwriters named therein (the “Underwriters”), for whom Mizuho International plc, Morgan Stanley & Co. International plc and SMBC Nikko Securities America, Inc. are acting as representatives;

(vi) an executed copy of the Indenture; and

(vii) the global certificates evidencing the Debentures registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., executed and delivered by the Company to the Trustee for authentication and delivery (the “Debenture Certificates” and, together with the Indenture, the “Transaction Agreements”);

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties set forth in the Underwriting Agreement.

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October 23, 2017

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Debenture Certificates when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of its jurisdiction of organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

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October 23, 2017

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Agreements;

(c) each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company; and

(d) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Debentures: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2016), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject and (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law), required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP